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                                                                       Exhibit 9

                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports (1) dated February 1, 2002 with respect to the financial statements of the subaccounts of Transamerica Life Insurance Company Legacy Builder Variable Life Separate Account, which are available for investment by the contract owners of Legacy Builder Plus and (2) dated February 15, 2002 with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company included in Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-86231) and related Prospectus of Legacy Builder Plus.



Des Moines, Iowa
April 25, 2002


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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reportS: (1) dated February 2, 2001 with respect to the subaccounts of Legacy Builder Variable Life Separate Account, and
(2) dated February 15, 2001 with respect to the statutary-basis financial statements and schedules of PFL Life Insurance Company included in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-86231) and related Prospectus of the Legacy Builder Plus.

                                                     ERNST & YOUNG LLP


Des Moines, Iowa
April 24, 2001